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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-05941 and 333-24471) pertaining to the 1996 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan of Infoseek Corporation of our report dated January 16, 1998, except for Note 12, as to which the date is February 12, 1998, with respect to the financial statements of Infoseek Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1997.

Our audits also included the financial statement schedule of Infoseek Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects the information set forth therein.

                                       ERNST & YOUNG LLP

San Jose, California
March 12, 1998